EXHBIT 10(b)

                   FIFTH AMENDMENT TO STOCKHOLDERS' AGREEMENT
                   ------------------------------------------

         THIS FIFTH AMENDMENT TO STOCKHOLDERS' AGREEMENT is entered into this 22nd day of June, 1999, by and among CHARLES A. HAYES ("Hayes"), MAURICE FISHMAN ("Fishman") and GUILFORD MILLS, INC., a Delaware corporation (the "Company").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Messrs. Hayes and Fishman and the Company entered into a Stockholders' Agreement, dated April 30, 1991, as amended, pursuant to which the Company is required to purchase, upon the death of either Hayes or Fishman, such number of shares of his Company common stock as equals $5,000,000 and $4,000,000, respectively (the "1991 Stockholders' Agreement")(capitalized terms which are not otherwise expressly defined herein shall have the meanings set forth in the 1991 Stockholders' Agreement); and

          WHEREAS, the 1991 Stockholders' Agreement is scheduled to expire on June 22, 1999; and

         WHEREAS, Mr. Hayes and the Company desire to extend the term of the 1991 Stockholders' Agreement beyond such date according to the provisions herein and Fishman does not desire to be a party to, or subject to the restrictions under, the 1991 Stockholders' Agreement, beyond June 22, 1999.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Section 7(c) of the 1991 Stockholders' Agreement is hereby deleted in its entirety and the following section is inserted in its place:

                  (c) June 22, 2001; provided, however, that the parties hereto acknowledge and agree that from and after June 22, 1999 this Agreement shall have no force or effect with respect to Fishman (or his heirs, executors, administrators, personal representatives, successors, assigns, Estate or Legal Representative (collectively, the "Fishman Representatives")) or any shares of Common Stock owned by Fishman or the Fishman Representatives and that none of Fishman, the Fishman Representatives or the Company shall have any obligation to one another under, or by virtue of , this Agreement from and after June 22, 1999 (it being acknowledged and understood that this Agreement shall continue in effect beyond June 22, 1999 according to its terms with respect to the Company and Mr. Hayes and their respective heirs, executors, adminstrators, personal representatives, successors and assigns).

          2.  Except  as  otherwise   expressly   set  forth  above,   the  1991
Stockholders' Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the day and year first above written.





GUILFORD MILLS, INC.

By: /s/ Terrence E. Geremski                         /s/ Charles A. Hayes
    ------------------------                         ---------------------
    Terrence E. Geremski                             Charles A. Hayes
    Executive Vice President and
    Chief Financial Officer                          /s/ Maurice Fishman
                                                     ----------------------
                                                     Maurice Fishman